UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

GOLD RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	333-129321	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Milwaukee Street, Suite 301 Denver, CO 80206
(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (303) 320-7708

        Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

        On February 25, 2009, Gold Resource Corporation (the “Company”) entered into a subscription agreement to sell shares of its common stock (“Subscription Agreement”) to Hochschild Mining Holdings Limited, a private limited company organized under the laws of England and Wales (“Hochschild”) and an affiliate of publicly-traded Hochschild Mining plc. The sale of the shares was made in connection with the exercise of an option granted to Hochschild by the Company under the terms of that certain Strategic Alliance Agreement dated December 5, 2008 between the parties. A copy of this agreement, which contains additional terms and conditions related to Hochschild’s exercise of the option, was filed with the Securities and Exchange Commission under cover of Form 8-K on December 11, 2008. Pursuant to the terms of the option, and as set forth in the Subscription Agreement, Hochschild agreed to purchase 4,330,000 shares of the Company’s common stock for a price of $3.00 per share, or a total of $12,990,000. The sale of common stock was made in a transaction that was not registered under the Securities Act of 1933, as amended, (the “Securities Act”). See Item 3.02 below for additional information about the securities sold pursuant to the Subscription Agreement.

        A copy of the Subscription Agreement is attached to this report as Exhibit 10.1.

Item 3.02   Unregistered Sales of Equity Securities

        As stated above, on February 25, 2009, the Company entered into a Subscription Agreement to sell 4,330,000 shares of the Company’s common stock to Hochschild in a transaction that was not registered under the Securities Act. Each share of common stock was sold for a price of $3.00, for aggregate gross proceeds to the Company of $12,990,000. No underwriter or placement agent was involved in the sale of common stock to Hochschild.

        The sale of common stock in the private placement was made outside the United States in reliance on the provisions of Regulation S of the Securities Act. In connection with the sale:

(i) The offer was not made to a person in the United States and at the time the buy order was originated, the Company believed that the buyer was outside the United States;

(ii) No directed selling efforts were made in the United States; and

(iii) (a) Offering restrictions were implemented; and

                         (b)               (1) The offer and sale of the securities were not made to a U.S. person or for the account or benefit of a U.S. person; (2) the purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of a U.S. person or was a U.S. person who purchased securities in a transaction that did not that did not require registration under the Securities Act; (3) the purchaser of the securities agreed to resell such securities only in accordance with the provision of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and further agreed not to engage in hedging transactions with regard to said securities unless in compliance with the Securities Act; (4) the Company caused or will cause a legend to be placed on the certificates representing the shares noting the restrictions on transfer in accordance with Regulation S; and (5) the Company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant through an available exemption.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Subscription Agreement between the Company and Hochschild, dated February 25, 2009.

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995.

        The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others set forth in the Company’s reports filed with the SEC, the results of its continuing exploration program, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION
Date: February 25, 2009	By: /s/ William W. Reid
Name: William W. Reid Title: President

Exhibit Index

        The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

10.1	Subscription Agreement between the Company and Hochschild, dated February 25, 2009